UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 17, 2008

Date of Report (Date of Earliest Event Reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Convertible Debt:

As previously disclosed, on September 29, 2008, Cypress Semiconductor Corporation (“Cypress”) completed the distribution of 42.0 million shares of the Class B common stock of SunPower Corporation to Cypress’s stockholders (the “Spin-Off”). The Spin-Off constituted both a fundamental change and a make-whole fundamental change to Cypress’s outstanding 1.00% Convertible Senior Notes (the “Notes”) pursuant to that certain indenture, dated March 13, 2007 by and between Cypress and U.S. Bank National Association (the “Indenture”). Consequently, the remaining holders were permitted to require Cypress to purchase their Notes on December 17, 2008, the fundamental change purchase date, in cash at a price equal to $1,000 principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

On December 17, 2008, Cypress repurchased $28.7 million principal amount of the Notes, leaving $27.9 million principal amount of the Notes outstanding.

Holders who did not have their Notes repurchased by Cypress maintain the right to convert their Notes in accordance with and subject to the terms of the Indenture. The Notes are initially convertible, subject to certain conditions, into cash up to the lesser of the principal amount of the Notes or the conversion value. If the conversion value of the Notes is greater than $1,000, then the excess conversion value will be convertible into cash or shares of Cypress’s common stock, or a combination of cash and shares, at Cypress’s election. The conversion rate of the Notes is currently 177.2993 shares per $1,000 principal amount of the Notes, which is equivalent to a conversion price of approximately $5.64 per share. The outstanding Notes will mature in September 2009.

Line of Credit:

On December 18, 2008, Cypress extended the maturity date of its revolving line of credit with Silicon Valley Bank to January 2009. The total available amount under the line of credit is $55.0 million, and no borrowings were outstanding as of December 18, 2008.

Investment:

As previously disclosed, as of September 28, 2008, Cypress’s money market funds included approximately $10.3 million associated with the American Beacon Fund which had announced that it was freezing redemptions following a significant increase in redemption orders.

On December 17, 2008, Cypress redeemed all of this investment and received full payment of $10.3 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 10.1	Amendment No. 6 to Loan and Security Agreement dated December 18, 2008 by and between Silicon Valley Bank and Cypress Semiconductor Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: December 18, 2008	By:	/s/ Neil Weiss
Neil Weiss Senior Vice President, Treasurer

INDEX TO EXHIBIT

Exhibit	Description

10.1	Amendment No. 6 to Loan and Security Agreement dated December 18, 2008 by and between Silicon Valley Bank and Cypress Semiconductor Corporation.